Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT

This Amendment No. 1 to Agreement (the “Amendment”) is made and executed this 11th day of February, 2010 by and between Fresenius USA, Inc., a Massachusetts corporation (“FUSA”), and Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”).

Reference is made to that certain Asset Purchase Agreement dated as of December 14, 2009, by and among FUSA, Xcorporeal, Xcorporeal Operations, Inc. and National Quality Care, Inc. (the “Asset Purchase Agreement”), pursuant to which Xcorporeal, Operations and NQCI intend to sell to FUSA the Purchased Assets.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

RECITALS

A.           On December 14, 2009, FUSA and Xcorporeal entered into a side agreement (the “Agreement”) pursuant to which: (a) FUSA will pay Xcorporeal for certain expenses to be incurred by Xcorporeal prior to the Closing; (b) FUSA will utilize certain consulting services of Xcorporeal; and (c) Xcorporeal will reimburse FUSA for certain expenses incurred in anticipation of Closing in the event the Closing does not take place as a result of Xcorporeal consummating a Superior Proposal.

B.           The Agreement provided that it shall terminate if Closing has not occurred by February 28, 2010 (the “Deadline”).

C.           On the terms and subject to the conditions set forth herein, FUSA and Xcorporeal are willing to extend the Deadline to permit additional time for Closing.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and covenants set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

Amendment of Section 2(d)(iii).  Section 2(d)(iii) of the Agreement is hereby amended and restated in its entirety to be read as follows:

(iii)       March 31, 2010.

Miscellaneous.

Continuing Effect. Except as expressly modified or amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect.

Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

FRESENIUS USA, INC.

By: /s/ Mohsen Reihany
Name: Mohsen Reihany
Its: Senior Advisor to Chairman of the Board

XCORPOREAL, INC.

By: /s/ Kelly J. McCrann
Name: Kelly J. McCrann
Its: Chairman & CEO